As filed with the Securities and Exchange Commission on March 4, 1999

                                              Registration No. 333-
   ===================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM S-3
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act of 1933
                               ---------------
                           ARVIN INDUSTRIES, INC.
           (Exact name of Registrant as specified in its charter)

             Indiana                            35-0550190
   (State or other jurisdiction of    (IRS Employer Identification No.)
   incorporation or organization)

                              One Noblitt Plaza
                                  Box 3000
                        Columbus, Indiana  47202-3000
                               (812) 379-3000
                               ---------------
             (Address, including zip code, and telephone number,
      including area code, of Registrant's principal executive offices)
                               ---------------
                              Ronald R. Snyder
                Vice President, General Counsel and Secretary
                           Arvin Industries, Inc.
                              One Noblitt Plaza
                                  Box 3000
                        Columbus, Indiana  47202-3000
                               (812) 379-3000
                               --------------
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                               ---------------
                                 Copies to:

   Frederick L. Hartmann              Brian W. Duwe
   Schiff Hardin & Waite              Skadden, Arps, Slate, Meagher &
                                      Flom (Illinois)
   6600 Sears Tower                   333 West Wacker Drive
   Chicago, Illinois  60606           Chicago, Illinois  60606

        Approximate Date of Commencement of Proposed Sale to the Public:
   As soon as practicable after this Registration Statement is declared effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please
   check the following box.   / /





        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the
   following box.   /X/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 33-53087

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

   ===================================================================
                 CALCULATION OF ADDITIONAL REGISTRATION FEE
   ===================================================================

                                                                                    Proposed
                                                             Proposed                Maximum
          Title of Each                                      Maximum                Aggregate               Amount of
          Securities to            Amount to be           Offering Price            Offering              Registration
          be Registered           Registered(1)            Per Unit(2)             Price(2)(3)                 Fee
          --------------          -------------           --------------           -----------            ------------
       Debt
       Securities                  $25,000,000                 100%                $25,000,000               $6,950

     ==================

     (1)      Represents total additional amount registered pursuant to this Registration Statement.  Does not include the
              $125,000,000 amount remaining available from Registration Statement No. 33-53087, the filing fee for which has already been paid.

     (2)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

     (3)      Subject to note (1), there are being registered hereunder an indeterminate principal amount of Debt
              Securities.  If any Debt Securities are being issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an approximate initial offering price not to exceed $25,000,000.












                              EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registrant's Registration Statement on Form S-3 (Registration No. 33-53087) are incorporated herein by reference.

                                  EXHIBITS

   5-1  Opinion of Schiff Hardin & Waite.

   23-1 Consent of PricewaterhouseCoopers LLP.

   23-2 Consent of Schiff Hardin & Waite (included in Exhibit 5-1).














































                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana, on this 3rd day of March, 1999.

                                 ARVIN INDUSTRIES, INC.



                                 By:  /s/ V. William Hunt
                                      ==============================
                                      V. William Hunt,
                                      President and Chief Executive
                                      Officer


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                     Title              Date
               =========                     =====              ====


    /s/ V. William Hunt              President, Chief      March 3, 1999
    ===============================  Executive Officer
    V. William Hunt                  and Director


    /s/ Byron O. Pond                Chairman and          March 3, 1999
    ===============================  Director
    Byron O. Pond

    /s/ Richard A. Smith             Vice President -      March 3, 1999
    ===============================  Finance, Chief
    Richard A. Smith                 Financial Officer
                                     and Director


    /s/ William M. Lowe, Jr.         Controller and Chief  March 3, 1999
    ===============================  Accounting Officer
    William M. Lowe, Jr.










               Signature                     Title              Date
               =========                     =====              ====


    /s/ Joseph P. Allen              Director              February 22,
    ===============================                        1999
    Joseph P. Allen


    /s/ Steven C. Beering            Director              March 3, 1999
    ===============================
    Steven C. Beering

    /s/ Joseph P. Flannery           Director              March 3, 1999
    ===============================
    Joseph P. Flannery


    /s/ William D. George            Director              February 20,
    ===============================                        1999
    William D. George


    /s/ Ivan W. Gorr                 Director              March 3, 1999
    ===============================
    Ivan W. Gorr


    /s/ Richard W. Hanselman         Director              March 3, 1999
    ===============================
    Richard W. Hanselman

    /s/ Don J. Kacek                 Director              March 3, 1999
    ===============================
    Don J. Kacek


    /s/ Frederick R. Meyer           Director              February 20,
    ===============================                        1999
    Frederick R. Meyer


    /s/ Arthur R. Velasquez          Director              March 3, 1999
    ===============================
    Arthur R. Velasquez







